FORM OF PROXY STATEMENT
                                       OF
                                PHS BANCORP, INC.
                                744 SHENANGO ROAD
                        BEAVER FALLS, PENNSYLVANIA 15010


Dear Stockholder:

         You are invited to attend a Special Meeting of stockholders of PHS Bancorp, Inc., Beaver Falls, Pennsylvania (the "Middle Tier Holding Company") on ______, _______ __, 2001 at __:__ _.m., Eastern Time, at our office located at 744 Shenango Road, Beaver Falls, Pennsylvania (the "Special Meeting"). Only our stockholders of record as of _______ __, 2001 will be entitled to vote at the Special Meeting.

         At the Special Meeting, you will be asked to approve a plan of conversion and reorganization and plans of merger (the "Plan") that will allow us to convert to a full stock holding company. In connection with the Plan, the proposed new holding company, PHSB Financial Corporation, will issue shares of common stock to our stockholders of record in exchange for their shares of the Middle Tier Holding Company and will also offer the percentage of the Middle Tier Holding Company currently owned by the Mutual Holding Company to the current depositors of Peoples Home Savings Bank. Any remaining shares may be offered to the public, with a preference to our existing stockholders. Your percentage of ownership in PHSB Financial Corporation will be equal to approximately the same percentage ownership in the Middle Tier Holding Company.

         It is very important for your shares to be represented at the Special Meeting, regardless of whether you plan to attend in person. One of the conditions to approve the Plan as required by the Pennsylvania Department of Banking is the affirmative vote of at least two-thirds of the total votes eligible to be cast by all our stockholders present in person or by proxy (including those shares held by PHS Bancorp, M.H.C.) and the affirmative vote of the majority of the votes cast by our stockholders present in person or by proxy (other than those held by PHS Bancorp, M.H.C.). Consequently, a failure to vote will have the same effect as a vote against the Plan. Accordingly, it is important that you take the time to consider and vote upon these matters.

         YOUR VOTE IS IMPORTANT. WE URGE YOU TO EXECUTE, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE SPECIAL MEETING.

         The enclosed proxy materials and prospectus of PHSB Financial Corporation contain a more detailed analysis of the Plan. For the reasons set forth in the Proxy Statement and the Prospectus, the Board of Directors unanimously recommends a vote FOR the Plan. If you are planning to attend the Special Meeting, please let us know by marking the appropriate box on the proxy card. Thank you for taking the time to consider this matter.

                                           Sincerely,


                                           -------------------------------------
                                           James P. Wetzel, Jr.
                                           President and Chief Executive Officer

                                PHS BANCORP, INC.
                                744 SHENANGO ROAD
                        BEAVER FALLS, PENNSYLVANIA 15010
                                 (724) 846-6135

--------------------------------------------------------------------------------
                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------

         Notice is hereby given that a Special Meeting of Stockholders (the "Special Meeting") of PHS Bancorp, Inc. (the "Middle Tier Holding Company") will be held at the office of the Middle Tier Holding Company, located at 744 Shenango Road, Beaver Falls, Pennsylvania on ______, _______ __, 2001 at __:__ _.m. Eastern Time. Business to be taken up at said special meeting shall be to consider and vote upon the approval of:

         (1) A plan of conversion and reorganization and plans of merger (the "Plan") pursuant to which (i) Peoples Home Savings Bank (the "Bank") will establish PHSB Financial Corporation (the "Holding Company") as a new Pennsylvania stock holding company; (ii) PHS Bancorp, M.H.C. (the"Mutual Holding Company") will convert into an interim stock savings bank ("Interim Bank No. 1"); (iii) the Middle Tier Holding Company will adopt an interim stock savings bank charter ("Interim Bank No. 2"); (iv) Interim Bank No. 2 will merge into the Bank ("Merger No. 1") with the Bank as the surviving entity; (v) immediately following Merger No. 1, Interim Bank No. 1, formerly the Mutual Holding Company, will merge with and into the Bank ("Merger No. 2") with the Bank as the surviving entity; (vi) the shares of Middle Tier Holding Company common stock previously held by the Mutual Holding Company will be canceled, and eligible depositors of the Bank who hold liquidation interests in the Mutual Holding Company as of certain specified dates will be granted interests in a liquidation account established by the Bank in exchange for such interests in the Mutual Holding Company; (vii) the Holding Company will form an interim corporation, a new, wholly owned first-tier subsidiary with an interim stock savings bank charter ("Interim Bank No. 3"); (viii) immediately following Merger No. 2, Interim Bank No. 3 will merge with and into the Bank ("Merger No. 3"); (ix) as a result of Merger No. 3, Bank stock deemed held by public stockholders (stockholders other than the Mutual Holding Company) will be converted into Holding Company common stock based upon the exchange ratio that is designed to ensure that public stockholders will own approximately the same percentage of Holding Company common stock as the percentage of Middle Tier Holding Company stock owned by them prior to the Conversion; and (x) the Holding Company shall sell the conversion stock in the offerings, as described in the Plan; and

         (2) Any other matters that may lawfully come before the Special Meeting. As of the date of mailing of this Notice, the Board of Directors is not aware of any other matters that may come before the Special Meeting.

         Stockholders of the Middle Tier Holding Company, at the close of business on __________ __, 2001 are entitled to notice of and to vote at the Special Meeting.

                                              By Order Of The Board of Directors


                                              ----------------------------------
                                              John M. Rowse
                                              Secretary
________ __, 2001
Beaver Falls, Pennsylvania

--------------------------------------------------------------------------------
         YOUR VOTE IS VERY IMPORTANT. THE ENCLOSED PROSPECTUS PROVIDES A MORE DETAILED DESCRIPTION OF THE PROPOSED TRANSACTION AND IS INCORPORATED BY REFERENCE HERETO. IF YOU HAVE ANY QUESTIONS, PLEASE CALL OUR STOCK INFORMATION CENTER AT (724) 846-6020.

         YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE PLAN BY COMPLETING THE ENCLOSED PROXY CARD AND PROMPTLY RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. YOUR VOTE IS VERY IMPORTANT. ANY PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED BY
FILING WITH THE SECRETARY OF THE MIDDLE TIER HOLDING COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE SPECIAL MEETING. IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE MEETING.
--------------------------------------------------------------------------------

                                PHS BANCORP, INC.
                                744 Shenango Road
                        Beaver Falls, Pennsylvania 15010
                                 (724) 846-6135

                                 PROXY STATEMENT

                                                               ________ __, 2001

         YOUR PROXY, IN THE FORM ENCLOSED, IS SOLICITED BY THE BOARD OF DIRECTORS OF THE MIDDLE TIER HOLDING COMPANY, FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON ______, ________ __, 2001, AND AT ANY ADJOURNMENT OF THAT MEETING, FOR THE PURPOSES SET FORTH IN THE FOREGOING NOTICE OF SPECIAL MEETING.

         VOTING IN FAVOR OF THE PLAN WILL NOT OBLIGATE ANY PERSON TO PURCHASE CONVERSION STOCK. SHARES OF CONVERSION STOCK ARE BEING OFFERED ONLY BY THE PROSPECTUS.

         THIS PROXY STATEMENT IS A SUMMARY OF INFORMATION ABOUT THE MUTUAL HOLDING COMPANY, THE MIDDLE TIER HOLDING COMPANY, THE BANK AND THE HOLDING COMPANY (COLLECTIVELY, THE "PRIMARY PARTIES") AND THE PROPOSED CONVERSION. A MORE DETAILED DESCRIPTION OF THE PRIMARY PARTIES AND THE CONVERSION IS INCLUDED IN THE PROSPECTUS WHICH IS INCORPORATED BY REFERENCE HEREIN.


                  VOTING RIGHTS AND VOTE REQUIRED FOR APPROVAL

         Only stockholders of record at the close of business on __________ __, 2001 (the "Voting Record Date") are entitled to notice of and to vote at the Special Meeting. Consummation of the conversion is conditioned upon the approval of the Plan by the Pennsylvania Department of Banking (the "Department") and the non-objection of the Federal Deposit Insurance Corporation ("FDIC"), the approval of the Bank's merger applications filed with the Department and the FDIC, the approval of the Holding Company's application filed with the Board of Governors of the Federal Reserve System, as well as (1) the approval of at least two-thirds of the total number of votes eligible to be cast by the stockholders of the Middle Tier Holding Company, and a majority of the votes cast at the Special Meeting by the stockholders of the Middle Tier Holding Company other than the Mutual Holding Company (the "Public Stockholders"), as of the close of business on the Voting Record Date, and (2) the ratification of at least a majority of the votes entitled to be cast by the current depositors of the Bank as of the voting record date for the special meeting of current depositors called for the purpose of considering the Plan. The Mutual Holding Company intends to vote its shares of the Middle Tier Holding Company Common Stock, which amounts to 60% of the outstanding shares, in favor of the Plan at the Special Meeting.

         This Proxy Statement, including the enclosed prospectus dated ________ __, 2001, which is incorporated by reference, and related materials are first being mailed to stockholders of the Middle Tier Holding Company on or about ________ __, 2001.

         THE BOARD OF DIRECTORS OF THE MIDDLE TIER HOLDING COMPANY URGES YOU TO VOTE FOR THE PLAN AND TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE, EVEN IF YOU DO NOT INTEND TO PURCHASE COMMON STOCK. THIS WILL ENSURE THAT YOUR VOTE WILL BE COUNTED.

                                     PROXIES

         The Board of Directors of the Middle Tier Holding Company is soliciting the proxy which accompanies this Proxy Statement for use at the Special Meeting. Stockholders may vote at the Special Meeting or any adjournment thereof in person or by proxy. All properly executed proxies received by the Board of Directors of the Middle Tier Holding Company will be voted in accordance with the instructions indicated thereon by the stockholders giving such proxies. If no contrary instructions are given, such proxies will be voted in favor of the Plan as described herein. If any other matters are properly presented before the Special Meeting and may properly be voted upon, the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the proxy holders named therein. Any stockholder giving a proxy will have the right to revoke his proxy at any time before it is voted by delivering written notice or a duly executed proxy bearing a later date to the Secretary of the Middle Tier Holding Company, provided that such notice or proxy is received by the Secretary prior to the Special Meeting or any adjournment thereof, or by attending the Special Meeting and voting in person. If there are not sufficient votes for approval of the Plan at the time of the Special Meeting, the Special Meeting may be adjourned to permit further solicitation of proxies.

         Proxies may be solicited by officers, directors or other employees of the Middle Tier Holding Company in person, by telephone or through other forms of communication. Such persons will be reimbursed by the Middle Tier Holding Company for their expenses incurred in connection with such solicitation. _______________________ ("_______") will assist in the solicitation of proxies.
________ will receive a $_______ management fee plus out-of-pocket expenses (up to $________) for its management and proxy solicitation services in connection with the Conversion.

         The proxies solicited hereby will be used only at the Special Meeting and at any adjournment thereof; they will not be used at any other meeting.

         As of __________ __, 2001, the Mutual Holding Company held 1,518,000 shares or 60% of the outstanding shares of Middle Tier Holding Company Common Stock and the Mutual Holding Company intends to vote all such shares in favor of the Plan.

         THE APPROVAL OF THE PLAN REQUIRES THE AFFIRMATIVE VOTE OF AT LEAST TWO-THIRDS OF THE TOTAL VOTES ELIGIBLE TO BE CAST BY ALL STOCKHOLDERS OF THE MIDDLE TIER HOLDING COMPANY, INCLUDING THE MUTUAL HOLDING COMPANY, AND THE AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE TOTAL VOTES CAST BY THE PUBLIC STOCKHOLDERS.

               VOTING SECURITIES AND BENEFICIAL OWNERSHIP THEREOF

         On the Voting Record Date, there were 2,529,600 shares of the Middle Tier Holding Company Common Stock outstanding, and the Middle Tier Holding Company had no other class of equity securities outstanding. Each share of the Middle Tier Holding Company Common Stock outstanding on the Voting

Record Date is entitled to one vote at the Special Meeting on all matters properly presented at the Special Meeting.

         As provided in the Articles of Incorporation of the Middle Tier Holding Company, for a period of five years from the effective date of the conversion of the Bank from mutual to stock form, no person, except for the Mutual Holding Company, is permitted to beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") of the Middle Tier Holding Company, and any shares of Common Stock acquired in violation of this Limit, are not entitled to any vote. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as persons acting in concert with, such person or entity.

         A majority of the outstanding shares of Middle Tier Holding Company Common Stock entitled to vote, represented in person or by proxy, shall constitute a quorum at the Special Meeting. Shares as to which the "ABSTAIN" box has been marked on the proxy and any shares held by brokers in street name for customers which are not voted in the absence of instructions from the customers ("broker non-votes") will not be counted as present for determining if a quorum is present. Because the Plan must be approved by the vote of at least two-thirds of the outstanding Middle Tier Holding Company Common Stock (including those shares held by the Mutual Holding Company) and the affirmative vote of the majority of the votes cast by the Public Shareholders, abstentions and broker non-votes will have the same effect as a vote against such proposal.

                    INCORPORATION OF INFORMATION BY REFERENCE

         The Prospectus of the Holding Company (the "Prospectus") which accompanies this Proxy Statement is incorporated herein by reference in its entirety. The Middle Tier Holding Company urges you to carefully read the Prospectus prior to voting on the proposal to be presented at the Special Meeting. The information contained in the Prospectus will help you evaluate the proposal to be presented at the Special Meeting. The Prospectus sets forth a description of the conversion and the related offering of Holding Company Common Stock under the section "The Conversion." Such section also describes the effects of the conversion on the stockholders of the Middle Tier Holding Company, including any tax consequences of the conversion.

         Information regarding the Primary Parties is set forth in the Prospectus under the captions "Summary -- The Companies -- PHSB Financial Corporation, -- PHS Bancorp, M.H.C., -- PHS Bancorp, Inc. and -- Peoples Home Savings Bank" as well as under the captions "Business of PHSB Financial Corporation" and "Business of Peoples Home Savings Bank." The Prospectus also describes the business and financial condition of the Middle Tier Holding Company and the Bank under the captions "Recent Developments" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Capital Stock of the Holding Company is described in the Prospectus under the caption "Description of Capital Stock." In addition, the historical consolidated financial statements of the Middle Tier Holding Company are included in the Prospectus. Information regarding the use of proceeds from the sale of Holding Company Common Stock in connection with the conversion, the historical capitalization and the pro forma capitalization, other pro forma data, as well as information pertaining to regulation, employees and legal proceedings are set forth in the Prospectus under the captions "Use of Proceeds," "Capitalization," "Pro Forma Data," "Historical and Pro Forma Capital Compliance," "Regulation,"
"Business of Peoples Home Savings Bank - Personnel" and "- Legal Proceedings," respectively. The Pro Forma Data shows the effects of the conversion on the Middle Tier Holding Company's total stockholders' equity and net income, on both an aggregate and per share basis, based upon the assumptions set forth therein. The consents of certain experts are discussed in the Prospectus in "Legal and Tax Opinions" and "Experts."

         The Prospectus also sets forth a description of the current management of the Mutual Holding Company, the Middle Tier Holding Company, the Bank, as well as the management of the Holding Company after the conversion, including current compensation and benefits as well as proposed future stock benefit plans. See "Management of PHSB Financial Corporation" and "Management of Peoples Home Savings Bank" in the Prospectus.


                   PROPOSAL TO APPROVE THE PLAN OF CONVERSION

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS OF THE MIDDLE TIER HOLDING COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PLAN. SINCE THE PLAN MUST BE APPROVED BY AT LEAST THE MAJORITY OF THE VOTES CAST OF THE PUBLIC STOCKHOLDERS, NOT VOTING WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PLAN. VOTING FOR THE PLAN WILL NOT OBLIGATE ANY VOTER TO PURCHASE ANY SHARES OF HOLDING COMPANY COMMON STOCK. SHARES OF HOLDING COMPANY COMMON STOCK ARE BEING OFFERED ONLY BY THE PROSPECTUS, WHICH IS INCORPORATED BY REFERENCE HERETO.

         THE DEPARTMENT HAS APPROVED THE PLAN AND WE HAVE RECEIVED A NON-OBJECTION OF THE PLAN FROM THE FDIC. SUCH APPROVAL AND NON-OBJECTION IS SUBJECT TO THE APPROVAL OF THE STOCKHOLDERS OF THE MIDDLE TIER HOLDING COMPANY AND THE SATISFACTION OF CERTAIN OTHER CONDITIONS. HOWEVER, SUCH APPROVAL OR NON-OBJECTION DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN BY THE REGULATORS.

                        DISSENTERS' AND APPRAISAL RIGHTS

         To the extent required by Pennsylvania corporate law, the Public Stockholders will have dissenters' and appraisal rights in connection with the exchange of publicly held shares of Middle Tier Holding Company common stock for Holding Company common stock. This means that if you comply with certain procedures under Pennsylvania law, you have the right to receive payment for your shares of Middle Tier common stock based upon an independent determination of their value. In addition to the summary of the dissenters' and appraisal rights in the Prospectus, a copy of the provisions of Pennsylvania law regarding dissenters' and appraisal rights is attached to this proxy statement as Appendix
B. Failure to follow these provisions may result in a loss of your dissenters' and appraisal rights.

                             ADDITIONAL INFORMATION

         The Board of Directors does not know of any other matters that are likely to be brought before the Special Meeting. If any other matters, not now known, properly come before the Special Meeting or any adjournments, the persons named in the enclosed proxy card, or their substitutes, will vote the proxy in accordance with their judgment on such matters.

         THE PLAN IS ATTACHED HERETO AS EXHIBIT A. THE ARTICLES OF INCORPORATION AND BYLAWS OF THE HOLDING COMPANY ARE AVAILABLE AT NO COST BY CONTACTING THE STOCK INFORMATION CENTER AT (724) 846-6020, OR BY WRITING TO THE CORPORATE SECRETARY AT 744 SHENANGO ROAD, BEAVER FALLS, PENNSYLVANIA 15010. ADOPTION OF THE PLAN BY THE STOCKHOLDERS AUTHORIZES THE BOARD OF DIRECTORS AND THE BOARDS OF TRUSTEES OF THE PRIMARY PARTIES TO AMEND OR TERMINATE THE PLAN INCLUDING THE ARTICLES OF INCORPORATION OF THE BANK AND THE ARTICLES OF INCORPORATION OF THE HOLDING COMPANY PRIOR TO THE CLOSING OF THE CONVERSION. ALL STATEMENTS MADE IN THIS DOCUMENT ARE HEREBY QUALIFIED BY THE CONTENTS OF SUCH DOCUMENTS AS SET FORTH HEREIN.

         ALL PERSONS ELIGIBLE TO VOTE AT THE SPECIAL MEETING SHOULD REVIEW BOTH THIS PROXY STATEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY. HOWEVER, NO PERSON IS OBLIGATED TO PURCHASE ANY HOLDING COMPANY COMMON STOCK. REGARDLESS OF HOW YOU VOTE OR WHETHER YOU PURCHASE HOLDING COMPANY COMMON STOCK, YOU WILL RECEIVE SHARES OF HOLDING COMPANY COMMON STOCK IN EXCHANGE FOR YOUR MIDDLE TIER HOLDING COMPANY COMMON STOCK SO THAT YOU WILL OWN APPROXIMATELY THE SAME PERCENTAGE OF HOLDING COMPANY COMMON STOCK AS THE PERCENTAGE OF MIDDLE TIER HOLDING COMPANY COMMON STOCK THAT YOU OWN IMMEDIATELY PRIOR TO THE CONVERSION.

         YOUR BOARD OF DIRECTORS URGES YOU TO CONSIDER CAREFULLY THIS PROXY STATEMENT AND THE PROSPECTUS AND URGES YOU TO VOTE. NO PERSON WILL BE OBLIGATED TO ORDER ANY HOLDING COMPANY COMMON STOCK.

         THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY HOLDING COMPANY COMMON STOCK. THE OFFER WILL BE MADE ONLY BY MEANS OF THE PROSPECTUS MEETING THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES PROMULGATED THEREUNDER AND ACCOMPANIED BY A STOCK ORDER FORM.


                                              By Order Of The Board Of Directors


                                              ----------------------------------
                                              John M. Rowse
                                              Secretary

________ __, 2001
Beaver Falls, Pennsylvania

                                                                      Appendix A






                               PLAN OF CONVERSION*


                 *Incorporated by Reference to Exhibit 2 herein.

                                                                      Appendix B


           Pennsylvania Business Corporation Law of 1988, as Amended,
                     Provisions For Dissenting Shareholders

Subchapter D.--Dissenters Rights.

(ss.) 1571. Application and effect of subchapter.

         (a) General rule.--Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

         Section 1906(c) (relating to dissenters rights upon special treatment).

         Section 1930 (relating to dissenters rights).

         Section 1931(d) (relating to dissenters rights in share exchanges).

         Section 1932(c) (relating to dissenters rights in asset transfers).

         Section 1952(d) (relating to dissenters rights in division).

         Section 1962(c) (relating to dissenters rights in conversion).

         Section 2104(b) (relating to procedure).

         Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

         Section 2325(b) (relating to minimum vote requirement).

         Section 2704(c) (relating to dissenters rights upon election).

         Section 2705(d) (relating to dissenters rights upon renewal of election).

         Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

         Section 7104(b)(3) (relating to procedure).

         (b) Exceptions.--(1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

                    (i)  listed on a national securities exchange;  or
                    (ii) held of record by more than 2,000 shareholders;

shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

                  (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

                                    (i) Shares converted by a plan if the shares
                  are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

                                    (ii)  Shares  of any  preferred  or  special
                  class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

                                    (iii) Shares  entitled to dissenters  rights
                  under section 1906(c) (relating to dissenters rights upon special treatment).

                  (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

         (c) Grant of optional dissenters rights.--The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholder to dissenters rights.

         (d) Notice of dissenters rights.--Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

                  (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

                  (2) a copy of this subchapter.

         (e) Other statutes.--The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

         (f) Certain provisions of articles ineffective.--This subchapter may not be relaxed by any provision of the articles.

         (g) Cross references.--See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

(ss.) 1572. Definitions.

         The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

         "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

         "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

         "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

         "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors including the average rate currently paid by the corporation on its principal bank loans.

(ss.) 1573. Record and beneficial holders and owners.

         (a) Record holders of shares.--A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

         (b) Beneficial owners of shares.--A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

(ss.) 1574. Notice of intention to dissent.

         If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

(ss.) 1575. Notice to demand payment.

         (a) General rule.--If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

                  (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

                  (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

                  (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

                  (4) Be accompanied by a copy of this subchapter. (b) Time for receipt of demand for payment.--The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

(ss.) 1576. Failure to comply with notice to demand payment, etc.

         (a) Effect of failure of shareholder to act.--A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

         (b) Restriction on uncertificated shares.--If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

         (c) Rights retained by shareholder.--The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

(ss.) 1577. Release of restrictions or payment for shares.

         (a) Failure to effectuate corporate action.--Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

         (b) Renewal of notice to demand payment.--When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

         (c) Payment of fair value of shares.--Promptly after effectuation of the proposed corporation action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

                  (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

                  (2) A statement of the corporation's estimate of the fair value of the shares.

                  (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

         (d) Failure to make payment.--If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection
(c),  it shall  return any  certificates
that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenters had after making demand for payment of their fair value.

(ss.) 1578. Estimate by dissenter of fair value of shares.

         (a) General rule.--If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

         (b) Effect of failure to file estimate.--Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

(ss.) 1579. Valuation proceedings generally.

         (a)      General rule.--Within 60 days after the latest of:

                  (1)   Effectuation of the proposed corporate action;

                  (2) Timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

                  (3) Timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

If any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

         (b) Mandatory joinder of dissenters.--All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

         (c) Jurisdiction of the court.--The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

         (d) Measure of recovery.--Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

         (e) Effect of corporation's failure to file application.--If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

(ss.) 1580. Costs and expenses of valuation proceedings.

         (a) General  rule.-- The costs and  expenses  of any  proceeding  under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

         (b) Assessment of counsel fees and expert fees where lack of good faith appears.--Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

         (c) Award of fees for benefits to other dissenters.--If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

(ss.) 1930. Dissenters rights.

         (a) General rule.--If any shareholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also section 1906(c) (relating to dissenters rights upon special treatment).

         (b) Plans adopted by directors only.--Except as otherwise provided pursuant to section 1571(c) (relating to grant of optional dissenters rights), Subchapter D of Chapter 15 shall not apply to any of the shares of a corporation that is a party to a merger or consolidation pursuant to section 1924(b)(1)(i) (relating to adoption by board of directors).

         (c) Cross references.--See sections 1571(b) (relating to exceptions) and 1904 (relating to de facto transaction doctrine abolished).

                                                                      APPENDIX C



                                 REVOCABLE PROXY

                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                PHS BANCORP, INC.
                      FOR A SPECIAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON _____________ __, 2001


         The undersigned stockholder of PHS Bancorp, Inc. (the "Middle Tier Holding Company") hereby appoints the full Board of Directors, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to cast such votes as the undersigned may be entitled to vote at the special meeting of stockholders of the Middle Tier Holding Company to be held at the main office of the Middle Tier Holding Company located at 744 Shenango Road, Beaver Falls, Pennsylvania on __________, __________ __, 2001, at __:___ _.m., eastern time, and at any and all adjournments thereof ("Special Meeting"). They are authorized to cast all votes to which the undersigned is entitled as follows:

1. Approval of the Plan of Conversion and Reorganization and Plans of Merger (the "Plan") and transactions incident to the Plan, pursuant to which (i) Peoples Home Savings Bank (the "Bank") will establish PHSB Financial Corporation (the "Holding Company") as a new Pennsylvania stock holding company; (ii) PHS Bancorp, M.H.C. (the "Mutual Holding Company") will convert into an interim stock savings bank ("Interim Bank No. 1"); (iii) PHS Bancorp, Inc. (the "Middle Tier Holding Company") will adopt an interim stock savings bank charter ("Interim Bank No. 2"); Interim Bank No. 2 will then merge with and into the Bank (Merger No. 1") with the Bank as the surviving entity; (iv) immediately following Merger No. 1, Interim Bank No. 1, formerly the Mutual Holding Company, will merge with and into the Bank with the Bank as the surviving entity ("Merger No. 2"). The shares of Middle Tier Holding Company Common Stock previously held by the Mutual Holding Company (now Interim Bank No. 1) will be canceled. Eligible depositors of the Bank who hold liquidation interests in the Mutual Holding Company as of certain specified dates will be granted interests in a liquidation account to be established by the Bank in exchange for such interests in the Mutual Holding Company; (v) the Holding Company will form an interim corporation ("Interim Bank No. 3"), a new, wholly-owned first-tier subsidiary with an interim stock savings bank charter; (vi) immediately following Merger No. 2, Interim Bank No. 3 will merge with and into the Bank as the surviving entity ("Merger No. 3"). As a result of Merger No. 3, Bank stock deemed held by public stockholders (other than the mutual holding company) will be converted into Holding Company common stock based upon the exchange ratio which is designed to ensure that the same public stockholders will own, approximately the same percentage of Holding Company common stock as the percentage of Middle Tier Holding Company common stock owned by them immediately prior to the conversion and reorganization before giving effect to (a) cash paid in lieu of fractional shares and (b) any shares of Holding Company stock purchased by public stockholders in the offering; (vii) the Holding Company shall sell the conversion stock in the offerings, as described in the Plan.


                 FOR            AGAINST          ABSTAIN
                 ---            -------          -------
                 |_|              |_|              |_|

         Execution of this proxy also permits the proxy holders to vote this proxy in their discretion, upon such other matters that may come before the Special Meeting. The Special Meeting may be adjourned to enable the Middle Tier Holding Company to solicit additional proxies. The board of directors is not aware of any other matters that may come before the Special Meeting.

                  THIS PROXY WILL BE VOTED FOR THE PROPOSITION
                       STATED IF NO CHOICE IS MADE HEREON

         All votes will be cast in accordance with this Proxy. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Middle Tier Holding Company at said meeting of the stockholder's decision to terminate this Proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

         The undersigned acknowledges receipt of a Notice of Special Meeting of Stockholders, a Proxy Statement dated __________ ____, 2001, and a Prospectus dated __________ ____, 2001, prior to the execution of this Proxy.



                                             -----------------------------------
                                             Date


                                             -----------------------------------
                                             Signature


                                             -----------------------------------
                                             Signature



         NOTE: Please sign your name exactly as it appears hereon. If shares are held jointly, each stockholder should sign. When signing as an attorney, administrator, agent, corporation, officer, executor, trustee, guardian or similar position, please add your full title to your signature.